UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2006

MILLENNIUM PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28494	04-3177038
(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

40 Landsdowne Street
Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 679-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Support Agreement

On September 26, 2006, we entered into a support agreement with AnorMED Inc., a Canadian-based biopharmaceutical company, pursuant to which we have agreed to acquire AnorMED by means of a cash tender offer we have agreed to commence on or before October 6, 2006.  In the tender offer, we will offer to purchase all of the issued and outstanding common shares of AnorMED, including all common shares issuable on the exercise of outstanding stock options granted pursuant to AnorMED’s stock option plans, at a price of U.S. $12.00, for a total purchase price of approximately $515 million.

The support agreement has been approved by our board of directors and AnorMED’s board of directors.  The offer is subject to customary closing conditions, including there being validly deposited and not withdrawn at the time the offer expires at least 66 2/3% of AnorMED’s common shares on a fully diluted basis and the absence of a material adverse change (as defined in the support agreement).

AnorMED’s board of directors has the right, subject to conditions specified in the support agreement, to withdraw, modify or change its support of our tender offer if AmerMED receives a superior proposal (as defined in the support agreement) prior to the expiration of our offer.  We have the right under the support agreement to match any superior proposal received by AnorMED.  In specified circumstances, if the offer is not consummated, we would have the right to receive a termination fee of U.S. $19.5 million under the support agreement.

The foregoing description of the support agreement is not complete and is qualified in its entirety by reference to the support agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Shareholder Support Agreement

In addition, on September 26, 2006, we entered into a shareholder support agreement with several investment partnerships managed by Baker Brothers Advisors, L.L.C. and its affiliates pursuant to which the investment partnerships have agreed to tender their AnorMED common shares in acceptance of our offer, subject to the investment partnerships’ ability to withdraw their support of our offer in the event of a superior proposal (as defined in the shareholder support agreement) being made prior to the expiration of our offer.  We have the right under the shareholder support agreement to match any superior proposal.  The investment partnerships hold 9,411,500 common shares representing approximately 21.5% of AnorMED’s outstanding common shares on a fully diluted basis.

The foregoing description of the shareholder support agreement is not complete and is qualified in its entirety by reference to the shareholder support agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 8.01.  Other Events

On September 26, 2006, we announced that we have entered into an agreement to acquire AnorMED, a Canadian-based biopharmaceutical company with a Phase III hematology-oncology product, MOZOBIL. We intend to commence an all cash tender offer to acquire all of the issued and outstanding common shares of AnorMED, including all common shares issuable on the exercise of outstanding stock options granted pursuant to AnorMED’s stock option plans, at the price of U.S. $12.00, on or before October 6, 2006.  This price represents a 21% premium over the closing price of AnorMED’s shares on September 25, 2006.  Previously, AnorMED rejected an offer by Genzyme Corporation, announced on August 31,

2006, of U.S. $8.55 per outstanding common share.   Several investment partnerships managed by Baker Brothers Advisors, L.L.C. and its affiliates have also agreed to tender their shares under the bid.

Important Additional Information Will Be Filed with the SEC and Canadian Regulatory Authorities

This current report is neither an offer to purchase nor a solicitation of an offer to sell shares of AnorMED.

At the time the tender offer is commenced, Millennium will file with SEC and the Canadian securities regulatory authorities, and mail to AnorMED’s shareholders, a Take-Over Bid Circular/Tender Offer Statement, and AnorMED will file with the SEC and mail to its stockholders a Directors’ Circular/Tender Offer Solicitation/Recommendation Statement in connection with the proposed transaction.  These will contain important information about Millennium, AnorMED, the transaction and other related matters.  Investors and security holders are urged to read each of these documents carefully when they are available.

Investors and security holders will be able to obtain free copies of the Take-Over Bid Circular/Tender Offer Statement, the Directors’ Circular/Tender Offer Solicitation/Recommendation Statement and other documents filed with the SEC by Millennium and AnorMED through the website maintained by the SEC at www.sec.gov and by the Canadian securities regulatory authorities at www.sedar.com.  In addition, investors and security holders will be able to obtain free copies of these documents from Millennium or AnorMED by contacting: Joel Goldberg, Corporate Secretary at Millennium; William J. Adams, Corporate Secretary at AnorMED; or the dealer manager named in such document.

Cautionary Note Regarding Forward-Looking Statements

Statements in this filing regarding the proposed transaction between Millennium and AnorMED, the expected timetable for completing the transaction, the anticipated launch of MOZOBIL, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company, the development and commercialization of VELCADE and MOZOBIL and any other statements about Millennium or AnorMED managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction; the ability of Millennium to successfully integrate AnorMED’s operations and employees; the ability to realize anticipated synergies and cost savings; adverse results in drug discovery and clinical development and regulatory processes, particularly with respect to VELCADE and MOZOBIL; and the other factors described in (1) Millennium’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, which has been filed with the SEC, and (2) AnorMED’s Annual Information Form filed June 29, 2006 on the System for Electronic Document Analysis and Retrieval maintained by the Canadian Regulatory Authorities and AnorMED’s Form 40-F filed with the SEC on June 30, 2006.  Millennium disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this current report.

Item 9.01.  Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
10.1	Support Agreement by and among Millennium Pharmaceuticals, Inc. and AnorMED Inc., dated September 26, 2006.

10.2	Shareholder Support Agreement by and among Millennium Pharmaceuticals, Inc. and Specified Shareholders of AnorMED Inc., dated September 26, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM PHARMACEUTICALS, INC.

Date: October 2, 2006	By:	/s/ Marsha H. Fanucci
Marsha H. Fanucci Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Support Agreement by and among Millennium Pharmaceuticals, Inc. and AnorMED Inc., dated September 26, 2006.

10.2	Shareholder Support Agreement by and among Millennium Pharmaceuticals, Inc. and Specified Shareholders of AnorMED Inc., dated September 26, 2006.